Exhibit 10.3

HYORC CORPORATION

May 9, 2026

Transfer Online Inc.
512 SE Salmon Street
Portland, Oregon 97214

Transfer Agent:

On May 9, 2026, Monroe Street Capital Partners LP, a Delaware limited partnership (the "Investor") entered into a Securities Purchase Agreement whereby Hyorc Corporation, a Wyoming corporation (the "Company), issued to Investor a convertible promissory note dated May 9, 2026 in the principal amount of $67,500.00 (the "Note").

A copy of the Note is attached to this Irrevocable Transfer Instruction Agreement. You should familiarize yourself with your issuance and delivery obligations, as Transfer Agent, contained herein. The shares to be issued are to be registered in the name of the registered holder of the securities submitted for conversion.

You are hereby irrevocably authorized and instructed to initially reserve for the benefit of Investor (the "Share Reserve") 4,000,000 shares of common stock ("Common Stock") of the Company for issuance upon full conversion of the Note. The amount of Common Stock in the Share Reserve may be increased, from time to time, by written instructions of the Company or Investor (with email notice to the Company) by providing a treasury order or board resolution to the Transfer Agent, if required by the Transfer Agent, so long as there are sufficient authorized and unissued shares of the Company not otherwise reserved available to do so.

So long as you have previously received confirmation from the Company (or Investor's counsel) that the shares have been registered under the Securities act of 1933, as amended (the "1933 Act") or otherwise may be sold pursuant to Rule 144 without any restriction, and the Company or its counsel or Investor's counsel provides an opinion of counsel to that effect that is satisfactory to the transfer agent, other documentation that may reasonably be requested, and the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company, such shares should be issued and delivered, at the option of Investor as specified in the conversion notice (the "Notice") either (i) electronically if the Company is approved by The Depository Trust Company ("DTC") for Deposit Withdrawal at Custodian ("DWAC") processing by making the shares available in book-entry form for further credit to the beneficial Assignee account at a participant broker with DTC through its DWAC system, provided Investor causes its broker or bank to properly initiate a DWAC deposit, or (ii) in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares (such shares shall be issued from the reserve, but in the event there are insufficient reserve shares of Common Stock to accommodate a Notice your firm and the Company agree that the Notice should be completed using authorized but unissued shares of Common Stock that the Company has in its treasury that are not otherwise reserved, subject to receipt of a signed treasury order or resolutions of the Company's Board of Directors, in each instance}. Until such time as you are advised by Investor or Company counsel as above that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 or other exemption without any restriction, you are hereby instructed to place the following legend on the certificates:

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABL TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The Company hereby requests that your firm act promptly., without unreasonable delay, within 72 hours, and without the need for any action or confirmation by (but with notice to) the Company with respect to the issuance of Common Stock pursuant to any Notices received from Investor. Additionally., the Company hereby requests that upon Investor's request, the Transfer Agent shall provide Investor, with notice to the Company, with information regarding the share structure of the Company, including transaction reports or related reports reflecting issued shares, and authorized shares.

The Company shall indemnify you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, including claims that may be asserted by the Company, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith.

You shall have no liability to the Company in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Board of Directors of the Company has approved the foregoing (irrevocable instructions) and does hereby extend the Company's irrevocable agreement to indemnify your firm for all loss, liability or expense in carrying out the authority and direction herein contained on the terms herein set forth.

The Company agrees that the Transfer Agent may resign as the Company's transfer agent. In that event, or in the event that the company terminates the Transfer Agent, the Transfer Agent reserves the right to and may complete any issuance or transfer requests then pending. The Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days.

The Company hereby authorizes the issuance from the Share Reserve of such number of shares as will be necessary to fully convert the Note under its terms and any such shares shall be considered fully paid and non-assessable at the time of their issuance. The Company and Investor agree that the Transfer Agent will be notified in writing by the Company and Investor when the Note has been fully converted and if there are any remaining shares in the Share Reserve, such shares remaining in the Share reserve will be released and returned to the Company's authorized shares within five (S) business days of the Note either being fully-converted or repaid in full. The Company has executed and delivered to Transfer Online a Board of Director's Resolutions., Minutes of the Meeting or Secretary's Certificate indicating such and Transfer Online entered into this Irrevocable Transfer Instruction Agreement in material reliance on such documentation.

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Investor and Company expressly understand and agree that nothing in this Irrevocable Transfer Instruction Agreement shall require or be construed in any way to require the transfer agent, in its sole discretion as the Transfer Agent, to do, take or not do or take any action that would be contrary to any Federal or State law, rule, or regulation including but expressly not limited to both the Securities Act of 1933 and the Securities and Exchange Act of 1934 as amended and the rules and regulations promulgated there under by the Securities and Exchange Commission.

The Transfer Agent is not responsible for determining the accuracy of any Notice and may rely on any instructions presented to it consistent with this letter.

Investor is intended to be and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of Investor.

Notwithstanding anything herein contained to the contrary, Transfer Online, Inc. is not a party to the Agreement and is acting only in the capacity of an administrator. In addition, the Company must be current in all amounts owed to Transfer Online, Inc. and in good financial standing with Transfer Online Inc., before the issuance of any shares of the Common Stock herein.

Should a legal dispute or litigation arise between the Company and the Investor, as a result of the Company's failure to be current in an mounts owed to Transfer Online, Inc., which might cause a delay in the issuance of shares of the Common Stock hereunder, Transfer Online, Inc. shall not-be included in any litigation between the Company and the Investor, nor have any liability to the Company or the Investor. If the Company's account with Transfer Online is not in good standing, the Investor may be provided with the amount owed to Transfer Online, Inc. and may have the right to pay- the outstanding balance in full. No conversion will be done unless the Company's account with Transfer Online is paid in full.

[- Signature Page to Transfer Agent Letter Follows -]

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Acknowledged and Agreed:

HYORC CORPORATION

Signed by:

By: K. Reginald Fubara
1D5701BB5EA14CA...
Name: K. Reginald Fubara
Title: Chief Executive Officer

TRANSFER ONLINE INC.

By:____________________
Name:
Title:
CEO/President

MONROE STREET CAPITAL
PARTNERS LP

DocuSigned by:

By:____________________
5BAE1852E9AD489...
Name: Brian Goldberg
Title: Authorized Signatory

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